UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    OCTOBER 8, 2004
                                                  ------------------------
                     ADVANCED ACCESSORY HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                     333-114547                56-2426615
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
   of Organization)                                          Identification No.)

                           12900 HALL ROAD, SUITE 200
                        STERLING HEIGHTS, MICHIGAN 48313

                         (Address of Principal Executive
                          Offices, including Zip Code)

                                 (586) 997-2900

                                  (Registrant's
                                telephone number,
                              including area code)

                                       N/A
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         Effective October 8, 2004, Barry Steele resigned his position as Director, Vice President/Finance, Controller, Secretary and Treasurer of Advanced Accessory Holdings Corporation (the "Company") and its subsidiaries. Mr. Steele also served as the Company's Principal Accounting Officer.

         On October 8, 2004 Ronald Gardhouse, the Company's Executive Vice President and Chief Financial Officer was elected to serve as a director of the Company and designated as the Company's Principal Accounting Officer. Mr. Gardhouse, who is 57, has served as the Company's Executive Vice President and Chief Financial Officer since April 2004. Mr. Gardhouse began his career in Public Accounting with Deloitte & Touche LLP, followed by 25 years with Daimler Chrysler in a succession of finance and operating assignments, both domestic and international, including: Assistant Corporate Controller; Deputy Managing Director--Chrysler Mexico; Assistant Corporate Treasurer; and President--Asia Pacific Operations. Mr. Gardhouse is a CPA and earned his BBA at Eastern Michigan University and his MBA at Michigan State University.

         Mr. Gardhouse has an employment contract with CHAAS Holdings, LLC, the Company's parent. A copy of the employment agreement is attached hereto as
Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(C)  Exhibits.

Exhibit 10.1 Executive Employment Agreement, dated March 12, 2004 between Ronald Gardhouse and CHAAS Holdings, LLC (previously filed as an exhibit to CHAAS Acquisitions, LLC's 10-Q, dated May 13, 2004, and incorporated by reference).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ADVANCED ACCESSORY
                                         HOLDINGS CORPORATION
                                         (Registrant)


Date:   October 15, 2004                 By:  /s/ Terence C. Seikel
                                             ----------------------------
                                              Terence C. Seikel
                                              President and Chief Executive
                                                 Officer